Purchases and Sales Contract

Party A: Benefactum Alliance Business Consultant (Beijing) Co., Ltd.

Party B: Shanghai Nami Financial Consulting Co., Ltd.

Location when signing: Changning District, Shanghai

According to related provisions of Contract Law of the People’s Republic of China, in order to define the rights and obligations of contracting parties, the following terms are agreed after friendly negotiation by two parties:

1. Benefactum Alliance Business Consultant (Beijing) Co., Ltd.(hereinafter referred to as Party A) transfers a number of fixed assets (see the attachment for detailed account) to Shanghai Nami Financial Consulting Co., Ltd.(hereinafter referred to as Party B).

2. Price

According to full negotiation by two parties, the price of the fixed assets is RMB 1,716, 747. 38 Yuan (in words: one million seven hundred and sixteen thousand seven hundred and forty-seven point three eight Yuan).

3. Delivery date and delivery place

(1) Delivery date: Party A deliveries all fixed assets of Party B within one week after the contract takes effect.

(2) Delivery place: as designated by Party B.

4. Payment methods

The full payments of this contract 1,716,747.38 Yuan(in words: one million seven hundred and sixteen thousand seven hundred and forty-seven point three eight Yuan) which is paid to Party A by Party B will be deducted from the payable service charge to Party B.

5. Liability for Breach of Contract

If the delivery date is delayed, Party A shall pay liquidated damages as per 0.5% of total contract amount to Party B for every delayed day; If Party B fails to pay on schedule, Party B shall pay liquidated damages as per 0.5% of total contract amount to Party A for every delayed day. The amount of liquidated damages shall not exceed 10% of the total contract amount.

6. Settlement of disputes

All disputes occurred in the execution of this contract or concerned with this contract shall be settled through friendly negotiation by both parties. In case friendly negotiation is failed, the two parties can file a lawsuit in People’s Court where the signing place is according to the “Contract Law of the People’s Republic of China”.

7. The contract is made out in two copies, with each party holding one copy, it will take effect from signing and seal of two parties.

(No text below)

Party A: Benefactum Alliance Business Consultant （Beijing) Co., Ltd. (seal)

Authorized representative:

Party B: Shanghai Nami Financial Consulting Co., Ltd. (seal)

Authorized representative:

Signed on: April 30, 2016